Exhibit 99.1

Analysts International Corporation

Investor Conference Call

December 22, 2009

Operator:                                              Good afternoon.  My name is Andrew.  I’ll be your conference call facilitator today.  At this time I’d like to welcome everyone to Analysts International Corporation’s Investor call.  All lines have been placed on mute to prevent any background noise.

On the call today we have AIC Board Chair, Dr. Krzysztof Burhardt; Board member Doug Neve and AIC’s newly appointed President and Chief Executive Officer, Andrew Borgstrom.

Before we begin, I want to mention that statements made during this conference call will contain forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as believe, intend, expect, anticipate, plan, potential, continue or similar expressions.  Forward-looking statements also include the assumptions underlying any of these statements.  Such forward-looking statements include or relate to our expectations concerning implementation of business plans, achieving or exceeding our business objective and improvement in our overall performance.  These forward-looking statements are based upon current expectations and beliefs that are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the statements.  For more information concerning the risks associated with our business and the economic business, competitive and/or regulatory factors affecting our business generally, refer to the company’s filings with the SEC including its Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and its current reports on Form 8-K.  All forward-looking statements included in this conference call are based on information available to the company on the date of the call.  The company undertakes no obligation and expressly disclaims any such obligations to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this conference call, or to update reasons why actual results would differ from those anticipated in such forward-looking statements.  As a reminder, this call is being recorded.

Thank you.  I’ll now turn the conference over to Dr. Burhardt.  Please go ahead, sir.

Dr. Krzysztof Burhardt:                  Thank you, Andrew.  Good afternoon and thank you for joining us for today’s conference call.  I am Kris Burhardt, a director of the company.  It has been my privilege to serve as the Chair for the company’s Board of Directors for the past several years.  With the change in the senior management and other demands that will be placed on the Chair, the company’s Board of Directors today elected Doug Neve as its new Board Chair.  I will remain a director of the company and I am committed to participating in building a successful future for the company.  I and my fellow Board members have a strong belief in this company and its strategic plans.  Our new Chair, Doug Neve, was the Executive Vice-President and Chief Financial Officer of Ceridian Corporation, a business service company focusing on human resource management and solutions, and credit and debit card processing.  Before then, he was a partner at the public accounting firm of Deloitte & Touche.  Doug has been a director of AIC for nearly two years and will continue to serve as the Chair of the Audit Committee.  Doug also serves as a Board member for a number of other public and private entities.

Thank you to you, our investors, for hanging in there with us over the past couple of years.  This is a key turning point for the business.  I look forward to what lies ahead.

With that, I will turn things over to Doug and Andrew.  Doug?

Doug Neve:                                           Thanks, Kris, and thank you for your many years of service to AIC.

Good afternoon everyone.  Following last week’s announcement regarding the change in leadership at AIC, we felt it was important to speak with investors about this transition and what you can expect going forward.

As you all know, Elmer Baldwin joined the company in November of 2007 and was brought in to help transform AIC; to sharpen the focus of our offerings and capabilities, to strengthen our presence across the US and to return the company to profitability.  Over the course of the past couple of years, we have been able to make significant progress towards these objectives, particularly in reshaping the company and designing our go-forward strategy.  Unfortunately, he was unable to ultimately deliver positive financial performance and begin to return value to the shareholders.  Just as shareholders are growing impatient with the company’s progress and reported results, we, as a Board, had also become impatient.  Given third quarter results and now our understanding of where the fourth quarter results may come in, we determined a change in CEOs was required.  In order to take our business to the next level and fully realize the potential that exists for AIC, your Board of Directors has determined this will be best accomplished under new leadership.  Last week, the Board named Andrew Borgstrom, a member of AIC’s Board of Directors for the past couple of years and a veteran of the IT services industry, as our President and Chief Executive Officer.  Elmer Baldwin stepped down from his role as President and CEO and is no longer with the organization or a member of the Board.

I would like to take this opportunity to thank Elmer for his strategic vision and his leadership over the past two years.  Elmer had a vision for refocusing this company and played a key role in shaping the company’s strategy and its plan for transformation.  We are grateful for his contributions to the business and wish him all the best in the future.

We believe that AIC is well positioned in the IT services market and the potential for long-term success is significant.  Achieving our vision for the company will require that we focus more aggressively on executing our strategy, driving performance and controlling costs.  In a nutshell, that is why we made the change to Andrew.  Andrew has spent the past five years as Chief Executive Officer of RapiDemand, a Chicago-based consulting company that focuses on assisting businesses with developing and implementing growth strategies.  Prior to that, he served as Chief Executive Officer of T-Systems Inc., a global technology services company and a division of Deutsche Telekom.  Andrew has also served as CEO for a number of other technology companies throughout his career, including Debis IT North America and Technology Asset Management.             This change in leadership is about accelerating execution, delivering performance and returning results to our shareholders.  We are thrilled to have Andrew Borgstrom engage with the company in this new role and look forward to benefiting from his experience and his expertise in managing and growing other IT services companies.  Please join me in welcoming Andrew to AIC as its new President and CEO.  Andrew?

Andrew Borgstrom:                          Thanks, Doug.  I am honored to have the opportunity to serve as President and CEO of Analysts International.  As I said in the press release, AIC has been delivering world-class IT services to its clients for more than 40 years.  This is unusual and it’s my intent to leverage this great legacy and drive the company to the next level.  I am very passionate for this business and I believe there is significant potential.

As you know, I have served on the Board of AIC since May of 2008.  During that time, I chaired the ad hoc Strategy Committee so, as you can imagine, I believe the core strategy is on target.  As Doug said, this transition in leadership is not about a shift in strategy; it’s about accelerating performance.  Like in realty, location, location, location, in this business it’s about execution, execution, execution and that is what will turn this company back to profitability and finally delivering shareholder value to our patient investors.

Let’s face it; we’ve lost money eight out of the last nine years.  It’s time for change.  The Board has asked me to step in and leverage my experience and expertise to help this company realize its potential.  I have significant experience in turnarounds and in growth stories, both in volume businesses as well as solutions and the models are different and I look forward to putting my experience and expertise to work for AIC.

The company has made some good progress the last couple of years.  Number one, we exited non-core business; number two, low margin lines of business and low-margin customers; number three, restructured operations; and, number four, invested in sales coverage and industry-leading recruitment technology so that we can compete effectively as a pure play services staffing firm.  However, it’s not enough.  You know, as Michael Jordan said, it’s not how you play the game, it’s how you finish.  We owe it to you to drive profitability to the bottom line and demonstrate shareholder value.  AIC has a strong brand.  I have spoken to Bank of America, TDS, Tellabs and consistently, the story I hear from CIOs is that we loved Analysts International; where are they?  I’m going to fix that.  And we’re going to fix that through commanding more share of wallet from our existing customers.  That’s our focus.

Now, as a Board member, and based on my familiarity with the business, there won’t be a long transition period or me studying this thing to death.  It’s about aggressive execution in a number of areas.  I feel like I owe it to you to name several of them.

Number one is management accountability.  From the bottom of the organization to the top, we’re going to be managed by the numbers, held accountable to the numbers and deliver results or live with the consequences of churn.

Number two is organizational clarity; right players in the right spots with the right skill sets.

Number three is managing to vital metrics.  Not pages and pages but this business can be run by about 10 to 12 metrics but you need visibility on a daily basis and a weekly basis so that you can course correct mid-stream, not ask for a tow truck at the end of the quarter.

Number four is managing bottom performers out of the business.

Number five is getting the senior management team out from behind their desks, meeting with clients and driving sales.

Number six, we want to establish a program office so that as significant initiatives and projects take flight, we put aggressive timelines behind them with the right kind of ownership so we can assure execution.

Number seven is empowering people and I am obviously not from a background of having all decisions flowing through my office.  I want to give people the goals they need to succeed and empower them to get there and then hold them accountable.

And then finally, eliminating any culture of entitlement that might exist.

So, in order to get there, this organization has to take on the culture of [inaudible ] selling.  We need energy in sales activity throughout the business and what we have today is not enough.  We will focus on closing deals, strengthen our relationship with existing customers and hiring playmakers.

So, in closing, I’ll be happy to tell you that I believe in 2010 we can be profitable in the third or fourth quarter.

So now I want to turn it over to the moderator and thank you for your time.

Operator:                                              Ladies and gentlemen, if you’d like to ask a question at this time, please press star then the number one on your telephone keypad. If you would like to withdraw your question, please press the pound sign on your telephone keypad.  Please hold for your first question.

The first question comes from Rick D’Auteuil.  Please go ahead.

Rick D’auteuil:                                     Geez, I got somebody that could say my last name correctly.  That’s pretty good.  The… Columbia Management is the organization and one of your big shareholders.  You finished here with a summary of in 2010 our desire is to be profitable in Q3 and Q4.  I don’t think—and correct me if I’m wrong—but I think Elmer was saying the same thing so what part of accelerating performance does… did, you know, did that address?

Doug Neve:                                           Yes, Rick.  Doug Neve, I’ll start with that one.  That was Elmer’s stated goal I think in the third quarter call.  I think as a Board we believed there was some execution risk around that and that although we had certain plans in place, our confidence in getting there after… and having analyzed the outlook in Q4 and Q1 coming up, we just believed that we needed to make that change and put more security around that statement.

Andrew Borgstrom:                          Yes, and this is Andrew.  More precisely, I believe his comment was Q2 to Q3 so as Doug said, as we looked at the mechanics of the plan and risk assessed it and tweaked, it really pushed it out a quarter.

Rick D’auteuil:                                     Yes but now it’s your plan and we’re not pulling it in at all.  That’s what it sounds like to me.  We’re still looking at hopefully profitability—I don’t know what profitability means, probably… you know, I was pretty frustrated with some of the metrics that were being thrown out there, 1% EBITDA margins or whatever the heck we talked about last quarter, but you know… what are your… I guess that’s your short-term goal, even though that’s three quarters away.  What are your intermediate-term goals and… I guess, you know, what are we waiting around here to sort of, you know… what’s the pot at the end of the rainbow?

Andrew Borgstrom:                          The pot at the end of the rainbow in the mid-term is 2 to 3% EBITDA with top line growth in the 10 to 15% range.  Longer term, you know… you know that this is a game of scale and efficiency and longer-term EBITDA, you know, can get to 5 to 7% but to commit to that in the mid-term I think would be naïve.

Rick D’auteuil:                                     Okay.  We’ve been there a long time and you know, I can name Mike LaVelle, Jeff Baker, Mike LaVelle again, Elmer Baldwin, now Andrew and you know, first of all I think there were some mistakes in there and I’m not sure I would vote on Elmer being a mistake.  I think he was given a tough hand given the economy and, you know, I’m not happy with the stock where it is either as one of your largest shareholders but this versus the alternative of punting or selling the business, did the Board weigh all the options before you ran out and got another CEO?

Doug Neve:                                           Rick, it’s Doug again.  We obviously looked at the landscape of everything.  I think the Board’s view, certainly at the moment, we believed in the changing strategy for the last—and I’ve been here a little less than two years; Andrew a little less than two years; Galen a little less than two years—most of us are relatively new.  We’ve been working, I believe, very hard on getting this company on a strategic path that will drive toward profitability.  We have not realized that yet.  We still believe… we do believe that this thing can be a good IT services company that will yield value to shareholders.  Right now, with the stock trading at what it is… I mean, we’re trading near book value and we believe there is good potential in this company to get that well above this trading price with good execution of the strategy that we have in place.  So, yes, we looked, we thought about everything.  We fell on the path of new CEO with execution and turnaround skills to drive this thing to profitability and profitability will drive the share price up in our belief.

Operator:                                              Our next question is from Benjamin Gallander.  Please go ahead.

Benjamin Gallander:                        Hi.  A few questions of the shareholders… Andrew, are you still going to be working with RapiDemand and if so, will you actually have enough time for Analysts?

Andrew Borgstrom:                          Great question.  I am 100% focused… 110% focused on Analysts International and I am a full-time employee of the business.

Benjamin Gallander:                        So, are you giving up the CEO position at the other company?

Andrew Borgstrom:                          I have given up operational responsibilities at RapiDemand and have only retained a chair position for administrative reasons.

Benjamin Gallander:                        Okay.  The NASDAQ, as we know, is not very happy.  The stock price is under $1.00.  Are you guys thinking of a stock consolidation?

Doug Neve:                                           Well, we have… there are several mechanisms that can get there.  We have time to continue to operate this business and we will certainly do what we can do to avoid any delisting risk but we think positive operations and enthusiasm from shareholders will help us more than anything.

Benjamin Gallander:                        Okay, because the research that I’ve done shows that in over 90% of cases, stock consolidation kills the value of the stock so I would avoid that like the plague.  The other thing is in the past there has been organizations looking to take over this company.  As a matter of fact, when Mr. Baldwin first came on, I believe there was an offer.  Anyhow, is that something that you’re strongly looking at now, especially given Andrew’s experience?

Doug Neve:                                          That is not something that we’re specifically looking at.  I think the past is the past.  Many of us weren’t even here when that offer arose.  We believe in this company and operating this company and executing the plan that we have in front of us and that is our mandate as a Board to Andrew and Andrew, you can speak to this, but we have no focus on spending time at this point shopping this company.  Obviously, as a fiduciary responsibility, if an inquiry was made we would have to consider it but at this point we are here to operate this business.

Andrew Borgstrom:                          We had a meeting with all management and senior management earlier today and you could imagine just because of the optics of RapiDemand, the question came up and it just… I don’t know how many ways I said it—maybe five different ways—we just simply have no plans to sell the business.  It would be unwise and the other thing you need to know is the work that I’ve done, 95% of the M&A work that I’ve done in the past, has primarily been on buy side which, at some point in our value creation process, can be a real asset for the shareholder.

Benjamin Gallander:                        Okay, well, I’ve been a shareholder for a few years and it’s been an unfortunate experience but I wish you guys the best and there’s a lot to what the company has and hopefully you can nurture it and turn it around.

Andrew Borgstrom:                          Thank you.

Doug Neve:                                          Appreciate your comments.

Operator:                                             There are no further questions at this time.  There are no further questions at this time.

Andrew Borgstrom:                          Okay.  In closing, I would like to thank you for your continued support and for joining us this afternoon.  I am genuinely excited about the prospects that lie ahead and look forward to making a difference here at AIC.  The company has a strong brand, good strategy, great client relationships, patient investors and we’re looking forward to delivering value to you.  Have a good day and happy holidays.

Operator:                                              Ladies and gentlemen, this now concludes your teleconference for today.  Thank you for your participation.  Please disconnect your line and have a good day.